EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-41337, 333-04284, 333-149348) pertaining to the 401(k) Retirement Plan of TETRA Technologies, Inc. of our report dated June 27, 2014, with respect to the financial statements and schedule of TETRA Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended
December 31, 2013.

/s/ Ernst & Young LLP

Houston, Texas
June 27, 2014